UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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SPS Commerce, Inc.

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333 South Seventh Street, Suite 1000
Minneapolis, Minnesota 55402
612 435-9400

March 29, 2011

Dear Stockholders:

You are cordially invited to join us for our 2011 annual meeting of stockholders, which will be held on Tuesday, May 17, 2011, at 8:30 a.m., Central Time, at 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402. The notice of annual meeting of stockholders and the proxy statement that follow describe the business to be conducted at the meeting.

Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote your shares promptly. You may vote your shares using a toll-free telephone number, using the internet or you may sign, date and mail the proxy card in the envelope provided. Instructions regarding the three methods of voting are contained on the proxy card.

We look forward to seeing you at the annual meeting.

Sincerely,

Archie C. Black
President and Chief Executive Officer

333 South Seventh Street, Suite 1000
Minneapolis, Minnesota 55402
612 435-9400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Tuesday, May 17, 2011, at 8:30 a.m., Central Time

Place:	2200 Wells Fargo Center 90 South Seventh Street Minneapolis, MN 55402

Items of Business:	1. The election of two directors, each for a three-year term.

2. Approval of the material terms of the 2010 equity incentive plan for purposes of code section 162(m).

3. Ratification of the selection of Grant Thornton LLP as the independent auditor of SPS Commerce, Inc. for the fiscal year ending December 31, 2011.

4. Any other business that may properly be considered at the meeting or any adjournment or postponement of the meeting.

Record Date:	You may vote at the meeting if you were a stockholder of record at the close of business on March 21, 2011.

Voting by Proxy:	Whether or not you plan to attend the annual meeting, please vote your shares by proxy to ensure they are represented at the meeting. To submit your proxy vote, you may follow the instructions for voting via telephone or the internet on the proxy card you received or you may sign, date and mail the proxy card in the envelope provided. The envelope is addressed to our vote tabulator, Broadridge Financial Solutions, Inc., and no postage is required if mailed in the United States.

Our proxy statement and 2010 annual report are available at www.investors.spscommerce.com.

By Order of the Board of Directors

Archie C. Black
President and Chief Executive Officer

March 29, 2011

PROXY STATEMENT

i

PROXY STATEMENT

2011 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 17, 2011

The board of directors of SPS Commerce, Inc. is soliciting proxies for use at the annual meeting of stockholders to be held on May 17, 2011, and at any adjournment or postponement of the meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the meeting?

At our annual meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders, and management will report on matters of current interest to our stockholders and respond to questions from our stockholders. The matters outlined in the notice include the election of directors, the approval of the material terms of the 2010 equity incentive plan for purposes of code section 162(m) and the ratification of the selection of our independent auditor for 2011.

Who is entitled to vote at the meeting?

The board of directors has set March 21, 2011 as the record date for the annual meeting. If you were a stockholder of record at the close of business on March 21, 2011, you are entitled to vote at the meeting. As of the record date, 11,879,688 shares of common stock, representing all of our voting stock, were issued and outstanding and, therefore, eligible to vote at the meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 11,879,688 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our bylaws, shares equal to a majority of the voting power of the outstanding shares of common stock entitled to vote generally in the election of directors as of the record date must be present at the annual meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:

•	you are present and vote in person at the meeting; or

•	you have properly and timely submitted your proxy as described below under “How do I submit my proxy?”

What is a proxy?

It is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your “proxy vote.” Two executive officers have been designated as proxies for our 2011 annual meeting of stockholders. These executive officers are Archie C. Black and Kimberly K. Nelson.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares, while you are considered the beneficial owner of those shares. In that case, your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described below under “How do I submit my proxy?”

How do I submit my proxy?

If you are a stockholder of record, you can submit a proxy to be voted at the meeting in any of the following ways:

•	over the telephone by calling a toll-free number;

•	over the internet; or

•	signing, dating and mailing the proxy card in the envelope provided.

To vote by telephone or the internet, you will need to use a control number that was provided to you by our vote tabulator, Broadridge Financial Solutions, and then follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly. If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker, bank, trust or other nominee, which is similar to the voting procedures for stockholders of record. You will receive a voting instruction form (not a proxy card) to use in directing the broker, bank, trust or other nominee how to vote your shares.

What does it mean if I receive more than one printed set of proxy materials?

If you receive more than one printed set of proxy materials, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, vote once for each control number you receive as described above under “How do I submit my proxy?”

Can I vote my shares in person at the meeting?

If you are a stockholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you submit your proxy as described above so your vote will be counted if you later decide not to attend the meeting. If you submit your vote by proxy and later decide to vote in person at the annual meeting, the vote you submit at the meeting will override your proxy vote.

If you are a street name holder, you may vote your shares in person at the meeting only if you obtain and bring to the meeting a signed letter or other form of proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting.

How does the board of directors recommend that I vote?

The board of directors recommends a vote:

•	FOR all of the nominees for director;

•	FOR the approval of the material terms of the 2010 equity incentive plan for purposes of code section 162(m); and

•	FOR the ratification of the selection of Grant Thornton LLP as the independent auditor of SPS Commerce, Inc. for the year ending December 31, 2011.

What if I do not specify how I want my shares voted?

If you are a stockholder of record and submit a signed proxy card or submit your proxy by internet or telephone but do not specify how you want to vote your shares on a particular matter, we will vote your shares as follows:

•	FOR all of the nominees for director; and

•	FOR the approval of the material terms of the 2010 equity incentive plan for purposes of code section 162(m); and

•	FOR the ratification of the selection of Grant Thornton LLP as the independent auditor of SPS Commerce, Inc. for the year ending December 31, 2011.

Your vote is important. We urge you to vote, or to instruct your broker, bank, trust or other nominee how to vote, on all matters before the annual meeting. If you are a street name holder and fail to instruct the stockholder of record how you want to vote your shares on a particular matter, those shares are considered to be “uninstructed.” New York Stock Exchange rules determine the circumstances under which member brokers of the New York Stock Exchange may exercise discretion to vote “uninstructed” shares held by them on behalf of their clients who are street name holders. Other than the ratification of the selection of Grant Thornton LLP as our independent auditor for the year ending December 31, 2011, the rules do not permit member brokers to exercise voting discretion as to the uninstructed shares on any matter included in the notice of meeting. With respect to the ratification of the selection of Grant Thornton as our independent auditor for the year ending December 31, 2011, the rules permit member brokers to exercise voting discretion as to the uninstructed shares. For matters with respect to which the broker, bank or other nominee does not have voting discretion or has, but does not exercise, voting discretion, the uninstructed shares will be referred to as a “broker non-vote.” For more information regarding the effect of broker non-votes on the outcome of the vote, see below under “How are votes counted?”

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting, in any of the following ways:

•	by submitting a later-dated proxy by telephone or the internet before 11:59 p.m. Eastern Time on Monday, May 16, 2011;

•	by submitting a later-dated proxy to the chief financial officer of SPS Commerce, Inc., which must be received by us before the time of the annual meeting;

•	by sending a written notice of revocation to the chief financial officer of SPS Commerce, Inc., which must be received by us before the time of the annual meeting; or

•	by voting in person at the meeting.

What vote is required to approve each item of business included in the notice of meeting?

•	The two directors who receive a plurality of the voting power of the shares of common stock entitled to vote and present in person or represented by proxy at the meeting.

•	The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the material terms of the 2010 equity incentive plan for purposes of code section 162(m).

•	The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the selection of our independent auditor.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each director nominee. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the approval of the material terms of the 2010 equity incentive plan for purposes of code section 162(m) and the ratification of the selection of Grant Thornton LLP as our independent auditor for the year ending December 31, 2011. If you properly submit your proxy but withhold authority to vote for one or more director nominees or abstain from voting on the other proposals, your shares will be counted as present at the meeting for the purpose of determining a quorum and for the purpose of calculating the vote on the particular matter(s) with respect to which you abstained from voting or withheld authority to vote. If you do not submit your proxy or voting instructions and also do not vote by ballot at the annual meeting, your shares will not be counted as present at the meeting for the purpose of determining a quorum unless you hold your shares in street name and the broker, bank, trust or other nominee has discretion to vote your shares and does so. For more information regarding discretionary voting, see the information above under “What if I do not specify how I want my shares voted?”

If you withhold authority to vote for one or more of the director nominees or you do not vote your shares on this matter (whether by broker non-vote or otherwise), this will have no effect on the outcome of the vote. With respect to the proposals to approve the material terms of the 2010 equity incentive plan for purposes of code section 162(m) and to ratify the selection of Grant Thornton LLP as our independent auditor, if you abstain from voting, doing so will have the same effect as a vote against the proposal, but if you do not vote your shares (or, for shares held in street name, if you do not submit voting instructions and your broker, bank, trust or other nominee does not or may not vote your shares), this will have no effect on the outcome of the vote.

How can I attend the meeting?

All of our stockholders are invited to attend the annual meeting. You may be asked to present valid photo identification, such as a driver’s license or passport, before being admitted to the meeting. If you hold your shares in street name, you also may be asked to present proof of ownership to be admitted to the meeting. A brokerage statement or letter from your broker, bank, trust or other nominee are examples of proof of ownership.

Who pays for the cost of proxy preparation and solicitation?

SPS Commerce pays for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or other nominees for forwarding proxy materials to street name holders. We are soliciting proxies by mail. In addition, our directors, officers and regular employees may solicit proxies personally, telephonically, electronically or by other means of communication. Our directors, officers and regular employees will receive no additional compensation for their services other than their regular compensation.

ITEM 1 — ELECTION OF DIRECTORS

The number of directors currently serving on our board of directors is seven. Our Amended and Restated Certificate of Incorporation provides that the board shall be divided into three classes, each class being as equal in number as reasonably possible. Vacancies may be filled by a majority vote of the directors then in office, though less than a quorum, and directors so chosen are subject to election by the stockholders at the next annual meeting of stockholders. Directors elected at an annual meeting of stockholders to succeed directors whose terms expire are elected for three-year terms. At the annual meeting, two persons will be nominated for election to our board of directors.

The board of directors currently consists of seven directors, divided into the three following classes:

•	Class I directors: Michael B. Gorman and Philip E. Soran; whose current terms will expire at the annual meeting;

•	Class II directors: Archie C. Black and George H. Spencer, III; whose current terms will expire at the annual meeting of stockholders to be held in 2012; and

•	Class III directors: Daniel R. Fishback, Martin J. Leestma and Sven A. Wehrwein; whose current terms will expire at the annual meeting of stockholders to be held in 2013.

Messrs. Black, Gorman, Leestma, Spencer and Wehrwein were initially elected to our board of directors pursuant to a voting agreement that was entered into prior to our initial public offering among certain holders of our previously outstanding preferred stock. This voting agreement terminated in connection with the closing of our initial public offering.

Upon recommendation of the governance and nominating committee, which acts as the nominating committee of the board of directors, the board has nominated Michael B. Gorman and Philip E. Soran for three-year terms expiring in the year 2014. Each of the nominees has agreed to serve as a director if elected. The two nominees receiving a plurality of the votes cast at the meeting in person or by proxy will be elected. Proxies may not be voted for more than two directors. If, for any reason, any nominee becomes unable to serve before the annual meeting occurs, the persons named as proxies may vote your shares for a substitute nominee selected by our board of directors.

The board of directors recommends a vote FOR the election of the two director nominees. Proxies will be voted FOR the election of the two nominees unless otherwise specified.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the annual meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the board of directors to conclude that they should serve as directors.

Nominees for election at this annual meeting to terms expiring in 2014:

MICHAEL B. GORMAN:  Age 45, Director since March 1998. Mr. Gorman is a Managing Director of Split Rock Partners, a venture capital firm which he co-founded in June 2004. From 1995 until June 2004, Mr. Gorman was a General Partner at St. Paul Venture Capital, a venture capital firm, where he focused on early-stage investing in software and internet services companies. Mr. Gorman’s prior work experience includes serving as a management consultant with Bain & Company, where he assisted clients in the development and execution of corporate strategies.

Mr. Gorman’s qualifications to serve on our board of directors include, among other skills and qualifications, his extensive experience with venture capital companies, including his focus on software and internet services companies, and his general business knowledge. As chairman of the governance and nominating committee, Mr. Gorman also keeps the board abreast of current issues and collaborates with our senior management team.

PHILIP E. SORAN:  Age 54, Director since July 2010. Mr. Soran is currently the President of Dell Compellent where he has served since February 2011. Mr. Soran served as President and Chief Executive Officer of Compellent Technologies, Inc., a publicly-traded company which he co-founded in March 2002, until its acquisition by Dell Inc. in February 2011. From July 1995 to August 2001, Mr. Soran served as President, Chief Executive Officer and member of the board of directors of Xiotech, which Mr. Soran co-founded in July 1995. Xiotech was acquired by Seagate in January 2000. From October 1993 to April 1995, Mr. Soran served as Executive Vice President of Prodea Software Corporation, a data warehousing software company. Mr. Soran also held a variety of management, sales, marketing and technical positions with IBM. Mr. Soran also served on the board of directors of Stellent, Inc. from April 2003 until its acquisition by Oracle Corporation in December 2006.

Mr. Soran’s qualifications to serve on our board of directors include, among other skills and qualifications, his experience as a chief executive officer of a publicly-traded company, his experience in founding and building technology companies as well as his corporate vision and operational knowledge, which provide strategic guidance to the board.

Directors whose terms continue until 2012:

ARCHIE C. BLACK:  Age 48, President and Chief Executive Officer since 2001 and Director since December 2006. Mr. Black joined us in 1998 as our Senior Vice President and Chief Financial Officer and served in those capacities until becoming our President and Chief Executive Officer and a director in 2001. Prior to joining us, Mr. Black was a Senior Vice President and Chief Financial Officer at Investment Advisors, Inc. in Minneapolis, Minnesota. Prior to Investment Advisors, he spent three years at Price Waterhouse.

Mr. Black’s qualifications to serve on our board of directors include, among other skills and qualifications, his extensive management, financial, and operational experience and his experience with our company.

GEORGE H. SPENCER, III:  Age 47, Director since February 2000. Mr. Spencer is Senior Managing Director at Seyen Capital, which he co-founded in October 2006, and serves as a Senior Consultant to Adams Street Partners, LLC, which he co-founded and where he served as a Partner from 1999 to October 2006. Mr. Spencer also serves on the board of directors of Convio, Inc. a publicly-traded company.

Mr. Spencer’s qualifications to serve on our board of directors include, among other skills and qualifications, his extensive experience in the venture capital industry and general business experience due to his board service on other companies. As chairman of the compensation committee, Mr. Spencer also keeps the board abreast of current issues and collaborates with our senior management team.

Directors whose terms continue until 2013:

DANIEL R. FISHBACK:  Age 49, Director since March 2011. Mr. Fishback serves as a member of the board of directors and the President and Chief Executive Officer of DemandTec, Inc., where he has served in those positions since June 2001. DemandTec is the collaborative optimization network for retailers and consumer products companies used to develop essential merchandising, marketing, sales, and shopper insights decisions. From January 2000 to March 2001, Mr. Fishback served as Vice President of Channels for Ariba, Inc., a provider of solutions to help companies manage their corporate spending. Mr. Fishback’s experience also includes senior executive positions at Trading Dynamics, Inc. and Hyperion Solutions Corporation. Mr. Fishback previously served on the board of directors of CorVu Corporation, a publicly-traded company, from July 2004 to April 2007.

Mr. Fishback’s qualifications to serve on our board of directors include, among other skills and qualifications, his leadership skills, developed as an executive of several companies in the software industry, and experience with public companies as the president and chief executive officer of DemandTec, Inc., which provide our board with useful insights with respect to management and operations.

MARTIN J. LEESTMA:  Age 52, Director since March 2006. Mr. Leestma served as the President, Chief Executive Officer, and was a member of the board of directors for Retek Information Systems from 2003 to 2005, during which time Retek was a publicly-traded company. Prior to joining Retek, he was Global Managing Partner of Retail Technology at Accenture from 1996 to 1999 and Managing Partner of North American Consumer Goods & Services from 1999 to 2002. He became Global Industry Managing Partner — Retail & CG&S industries in 2002 and served in this role until his departure in 2003. Since 2005, he has served as an independent business consultant.

Mr. Leestma’s qualifications to serve on our board of directors include, among other skills and qualifications his general business experience due to his work as an independent business consultant and his experience with public companies as the chief executive officer of Retek Information Systems, a software company, from 2003 to 2005.

SVEN A. WEHRWEIN:  Age 60, Director since July 2008. Mr. Wehrwein has been an independent financial consultant to emerging companies since 1999. He has more than 30 years of experience as an investment banker, chief financial officer and certified public accountant (inactive). He currently serves on the board of directors of Image Sensing Systems, Inc., Synovis Life Technologies, Inc., Uroplasty, Inc. and Vital Images, Inc., all of which are publicly-traded companies. Mr. Wehrwein also served on the board of directors of Compellent Technologies, Inc. from April 2007 until its acquisition by Dell Inc. in February 2011. In 2005 and 2006, Mr. Wehrwein served as a director of six mutual funds in the Van Wagoner group.

Mr. Wehrwein’s qualifications to serve on our board of directors include, among other skills and qualifications, his capabilities in financial understanding, strategic planning, and auditing expertise, given his experiences in investment banking and in financial leadership positions. As chairman of the audit committee, Mr. Wehrwein also keeps the board abreast of current audit issues and collaborates with our independent auditors and senior management team.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The board of directors conducts its business through meetings of the board and the following standing committees: audit, compensation, and governance and nominating. Each of the standing committees has adopted and operates under a written charter, all of which are available on our website at www.investors.spscommerce.com. Other corporate governance documents available on our website include our Corporate Governance Guidelines and Code of Business Conduct and Ethics.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics relating to the conduct of our business by our directors, officers and employees, which is posted on our website at www.investors.spscommerce.com.

Director Independence

As required under The NASDAQ Stock Market rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board. The board of directors consults with our counsel to ensure that the board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of The NASDAQ Stock Market, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and our company, our management and our independent registered public accounting firm, the board of directors has affirmatively determined that all of the Company’s directors are independent directors within the meaning of the applicable listing standards of The NASDAQ Stock Market, except for Mr. Black, our current president and chief executive officer.

As required under The NASDAQ Stock Market rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our board of directors are comprised entirely of directors determined by the board to be independent within the meaning of The NASDAQ Stock Market rules and regulations.

Board Leadership Structure

Mr. Leestma, a non-employee independent director, has served as our chairman of the board of directors since March 2011, while Mr. Black serves as our president and chief executive officer. Mr. Cobb previously served as our chairman of the board of directors from 2006 until his resignation in March 2011, during which time he was a non-employee independent director. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the board in its fundamental role of providing advice to, and independent oversight of, management. The board of directors recognizes the time, effort and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman. Our corporate governance guidelines require our chairman and chief executive officer positions to be separate because the board of directors believes that having separate positions and having an independent director serve as chairman of the board is the appropriate leadership structure for us and demonstrates our commitment to good corporate governance.

Board Involvement in Risk Oversight

Our management is responsible for defining the various risks facing us, formulating risk management policies and procedures, and managing our risk exposures on a day-to-day basis. The board of director’s responsibility is to monitor our risk management processes by informing itself concerning our material risks and evaluating whether management has reasonable controls in place to address the material risks; the board is not responsible, however, for defining or managing our various risks. The audit committee of the board of directors is primarily responsible for monitoring management’s responsibility in the area of risk oversight. Accordingly, management regularly reported to the audit committee on risk management during 2010. The audit committee, in turn, reports on the matters discussed at the committee level to the full board. The audit committee and the full board focus on the material risks facing us, including operational, market, credit, liquidity, legal and regulatory risks, to assess whether management has reasonable controls in place to address these risks. In addition, the compensation committee is charged with reviewing and discussing with management whether our compensation arrangements are consistent with effective controls and sound risk management. The board of directors believes this division of responsibilities provides an effective and efficient approach for addressing risk management.

Board Committees

The board of directors has established an audit committee, a compensation committee and a governance and nominating committee. Each of our committees has a charter and each charter is posted on our website. The following sets forth the membership of each of our committees.

Governance and
		Compensation	Nominating
Director	Audit Committee	Committee	Committee

Archie C. Black
Daniel R. Fishback			X
Michael B. Gorman			Chair
Martin J. Leestma	X	X
Philip E. Soran		X
George H. Spencer, III	X	Chair
Sven A. Wehrwein	Chair		X

Audit Committee

Among other matters, our audit committee:

•	evaluates the qualifications, performance and independence of our independent auditor and reviews and approves both audit and nonaudit services to be provided by the independent auditor;

•	discusses with management and our independent auditors any major issues as to the adequacy of our internal controls, any actions to be taken in light of significant or material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting;

•	establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters;

•	administers our investment and cash management policies; and

•	prepares the audit committee report that SEC rules require to be included in our annual proxy statement and annual report on Form 10-K.

Each of the members of our audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and the NASDAQ Stock Market. Our board of directors has determined that Mr. Wehrwein is an audit committee financial expert, as defined under the applicable rules of the SEC. Each member of our audit committee satisfies the NASDAQ Stock Market independence standards and the independence standards of Rule 10A-3(b)(1) of the Securities Exchange Act.

Compensation Committee

Our compensation committee reviews and approves on an annual basis the goals and objectives relevant to our Chief Executive Officer’s compensation and annually reviews the evaluation of the performance of our executive officers and approves our executive officers’ annual compensation. Our compensation committee also administers the issuance of stock options and other awards under our 2010 Equity Incentive Plan.

Governance and Nominating Committee

Our governance and nominating committee identifies individuals qualified to become members of the board of directors, recommends individuals to the board for nomination as members of the board and board committees, reviews the compensation paid to our non-employee directors and recommends any adjustments in director compensation and oversees the evaluation of our board of directors.

Meeting Attendance

Our Corporate Governance Guidelines provide that our directors are expected to attend meetings of the board of directors and of the committees on which they serve, as well as our annual meeting of stockholders. Our board of directors held seventeen (17) meetings and acted by written consent twice (2) during 2010. The audit committee of the board met seven (7) times, the compensation committee of the board met nine (9) times and the governance and nominating committee of the board met one (1) time during 2010. Each of our directors attended at least 75% of the meetings of the board of directors and the committees on which he served during 2010. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders. This will be our first annual meeting of stockholders as a public company.

Procedures for Contacting the Board of Directors

Stockholders who wish to communicate with the board of directors may do so by writing to the board or a particular director in care of the Secretary of the Company. All communications will initially be received and processed by the Secretary of the Company, who will then refer the communication to the appropriate board member (either the director named in the communication, the chairperson of the board committee having authority over the matter raised in the communication, or the chairperson of the board in all other cases. The director to whom a communication is referred will determine, in consultation with our counsel, whether a copy or summary of the communication will be provided to the other directors. The board of directors will respond to communications if and as appropriate.

Procedures for Selecting and Nominating Director Candidates

Stockholders may directly nominate a person for election to our board of directors by complying with the procedures set forth in Article II, Section 2.4(a)(2) of our bylaws, and with the rules and regulations of the Securities and Exchange Commission. Under our bylaws, only persons nominated in accordance with the procedures set forth in the bylaws will be eligible to serve as directors. In order to nominate a candidate for service as a director, you must be a stockholder at the time you give the board notice of your nomination, and you must be entitled to vote for the election of directors at the meeting at which your nominee will be considered. In accordance with our bylaws, director nominations generally must be made pursuant to notice delivered to, or mailed and received at, our principal executive offices at the address above, not later than the 90th day, nor earlier than the 120th day, prior to the first anniversary of the prior year’s annual meeting of stockholders. Your notice must set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

Your notice also must set forth the following information for you and any beneficial owner on whose behalf you make a nomination: (i) the name and address of the stockholder, as they appear on our books; (ii) the class and number of shares of our capital stock which are owned beneficially and of record, as well as a description of all securities or contracts, with a value derived in whole or in part from the value of any shares of our capital stock, held by you and such beneficial owner or to which either is a party; (iii) a description of all arrangements or understandings between you and any such beneficial owner and any other person or persons (including their names) regarding the nomination; (iv) a representation that you intend to appear in person or by proxy at the meeting to nominate the persons named in your notice; and (v) a description of any other information relating to you and any such beneficial owner that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934.

As required by our Corporate Governance Guidelines, when evaluating the appropriate characteristics of candidates for service as a director, the governance and nominating committee takes into account many factors. The board of directors selects and recommends to stockholders qualified individuals who, if added to the board, would provide the mix of director characteristics and diverse experiences, perspectives and skills appropriate for us. Board candidates are considered based on various criteria, including breadth and depth of relevant business and board skills and experiences, judgment and integrity, reputation in their profession, diversity of background, education, leadership ability, concern for the interests of stockholders and relevant regulatory guidelines. These considerations are made in the context of an assessment of the perceived needs of the board of directors at the particular point in time. We do not have a formal policy with respect to diversity, however, the board of directors seeks to have a board that represents diversity as to gender, race, ethnicity and background experiences. Directors must be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serving on the board for an extended period of time.

The governance and nominating committee will consider director candidates recommended by stockholders in the same manner that it considers all director candidates. Stockholders who wish to suggest qualified candidates should write to SPS Commerce, Inc., 333 South Seventh Street, Suite 1000, Minneapolis, Minnesota 55402, Attention: Chief Financial Officer, stating in detail the characteristics that make the candidate a suitable person to serve on our board of directors in light of our Corporate Governance Guidelines.

Director Compensation

The table below sets forth the compensation provided to our directors during 2010. Mr. Black’s compensation is set forth under “— Summary Compensation Table” because he served as our President and Chief Executive Officer during that year. Mr. Black did not receive any separate compensation for his service as a director.

	Fees Earned or
	Paid in Cash	Option Awards(1)		Total
Name	($)	($)		($)

Steve A. Cobb	25,417	112,645	(2)	138,062
Michael B. Gorman	15,880	112,645	(3)	128,525
Martin J. Leestma	19,655	112,645	(4)	132,300
Philip E. Soran(5)	9,725	77,433	(6)	87,158
George H. Spencer, III	22,367	112,645	(7)	135,012
Sven A. Wehrwein	22,367	33,435	(8)	55,802
Murray R. Wilson(5)	4,597	112,645	(9)	117,242

(1)	Represents the grant date fair value of the awards granted during the year computed in accordance with FASB ASC 718. For a discussion of the relevant assumptions used to determine the valuation of our option awards for accounting purposes please refer to Note G to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on March 3, 2011.

(2)	As of December 31, 2010, Mr. Cobb held options to purchase an aggregate of 16,020 shares of common stock, 3,560 of which were vested.

(3)	As of December 31, 2010, Mr. Gorman held options to purchase an aggregate of 16,020 shares of common stock, 3,560 of which were vested. Mr. Gorman will remit to SPVC VI, LLC any value realized from these options. SPVC VI, LLC is a venture capital fund managed by Split Rock Partners, LLC and Vesbridge Partners, LLC.

(4)	As of December 31, 2010, Mr. Leestma held options to purchase an aggregate of 36,045 shares of common stock, 23,585 of which were vested.

(5)	Mr. Wilson resigned from our board of directors, and the board of directors elected Philip E. Soran to the board of directors, on July 19, 2010.

(6)	As of December 31, 2010, Mr. Soran held options to purchase an aggregate of 16,020 shares of common stock, 2,225 of which were vested.

(7)	As of December 31, 2010, Mr. Spencer held options to purchase an aggregate of 16,020 shares of common stock, 3,560 of which were vested.

(8)	As of December 31, 2010, Mr. Wehrwein held options to purchase an aggregate of 24,780 shares of common stock, 13,162 of which were vested.

(9)	As of December 31, 2010, Mr. Wilson held options to purchase an aggregate of 1,335 shares of common stock, 1,335 of which were vested.

Our director compensation policy provides that each non-employee director will receive an initial stock option grant to purchase up to 16,020 shares of our common stock upon appointment to the board. Each grant will vest in equal monthly installments over three years for so long as the director remains a member of the board. With respect to our non-employee directors at the time of the closing of our initial public offering other than Mr. Wehrwein, each received a stock option grant to purchase up to 16,020 shares of our common stock upon consummation of our initial public offering, with each grant vesting on the schedule described above. Mr. Wehrwein received an award to purchase up to 4,755 shares of our common stock upon the consummation of our initial public offering, which gave him unvested options to purchase up to 16,020 shares at that time.

Our director compensation policy also provides that each non-employee director will receive an annual stock option grant to purchase up to 5,340 shares of our common stock on the date of each annual meeting of stockholders at which the director is elected to the board or continues to serve as a director. The awards will vest in full on the earlier of one year after the date of grant or the date of the next year’s annual meeting of stockholders, provided the recipient remains a member of the board as of the vesting date. All stock options granted under the policy have an exercise price equal to the fair market value of our common stock on the date of grant in accordance with our 2010 Equity Incentive Plan. We also reimburse our directors for out-of-pocket expenses incurred in connection with attending our board and committee meetings.

Non-employee directors receive cash fees in addition to the equity awards described above. Each non-employee director receives an annual retainer of $20,000. In addition, the chair of each committee receives an annual fee as follows:

Committee Chair	Annual Cash Fee

Audit	$11,000
Compensation	$8,000
Governance and Nominating	$5,000

Each committee member, other than the chair, receives an annual fee as follows:

Non-Chair Committee Members	Annual Cash Fee

Audit	$5,000
Compensation	$4,000
Governance and Nominating	$2,000

The chairman of our board of directors receives an additional annual fee of $12,500.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following is a discussion and analysis of compensation arrangements of our named executive officers for 2010. Our named executive officers for 2010 were:

•	Archie C. Black, our President and Chief Executive Officer,

•	Kimberly K. Nelson, our Executive Vice President and Chief Financial Officer,

•	James J. Frome, our Executive Vice President and Chief Strategy Officer,

•	Michael J. Gray, our Executive Vice President of Operations, and

•	David J. Novak, Jr., our Executive Vice President of Business Development.

Executive Summary

We are a technology company with nearly $45 million in annual revenues. We are a leading provider of on-demand supply chain management solutions, providing integration, collaboration, connectivity, visibility, and data analytics to thousands of customers worldwide.

Although the volatility in the global economic environment over the past two years has presented several challenges for our company, in 2010 we achieved several significant financial results. In our earnings releases we focus on revenue, recurring revenue, net income (and diluted EPS), non-GAAP net income (and diluted non-GAAP EPS) and Adjusted EBITDA and we performed well on all these fronts in 2010.

•	We had sequential revenue growth for all four quarters of 2010 and we now have 40 consecutive quarters of sequential revenue growth.

•	Our revenues of $44.6 million, compared to $37.7 for 2009, reflect an 18% growth in revenues from 2009.

•	Our recurring revenues from recurring revenue customers grew 22% from 2009.

•	We achieved improvements in operational efficiency while reducing the expenses associated with our cost structure to levels that produced Adjusted EBITDA of $5.2 million, compared to $3.2 million in 2009, and non-GAAP net income per diluted share of $0.31, an increase of $0.14 from 2009.

•	We completed our initial public offering in April 2010, as well as a secondary public offering later in the year.

Consequently, we believe that we are well-positioned to execute on our long-term strategic objectives over the next several years.

As reflected in our compensation philosophy, we set the compensation of our executive officers, including the named executive officers, based on their ability to achieve annual operational objectives that further our long-term business objectives and to create sustainable long-term stockholder value in a cost-effective manner. Accordingly, our 2010 compensation actions and decisions were based on our executive’s accomplishments in these dual areas.

For 2010, the committee took the following actions with respect to the compensation of the named executive officers:

•	increased base salaries between 5% and 9% per individual;

•	awarded formula-based bonuses at 135% of the target bonus opportunity established at the beginning of the year and discretionary bonuses at 100% of the target bonus opportunity; and

•	approved stock option awards to satisfy competitive market concerns, satisfy our retention objectives, and reward individual performance for 2009.

Compensation Objectives and Process

We have designed the compensation arrangements for our named executive officers to provide compensation in overall amounts and in forms that attract and retain talented and experienced individuals and motivate our executives to achieve the goals that are important to our growth. We typically provide compensation to our named executive officers through a combination of base salary, bonuses and equity awards. During 2010, our compensation primarily consisted of base salary, annual cash incentive awards and stock option grants, which align incentives with the interests of our stockholders.

Historically, our compensation committee has established all elements of compensation for our named executive officers. Generally, prior to commencing the compensation determinations, our chief executive officer provides his review of our other named executive officers to the compensation committee. Prior to our initial public offering, our compensation committee had never engaged a compensation consultant. Our compensation committee engaged Compensia, Inc., a compensation consultant, in connection with our initial public offering to help evaluate our compensation philosophy and provide guidance in administering our compensation program. Now that we are a publicly-traded company, our compensation committee will determine executive compensation, at least in part, by reference to the compensation information for the executives of a peer group of comparable companies. In January 2010, our compensation committee increased the base salaries of our named executive officers based in part on an analysis of their compensation relative to compensation paid by a peer group of companies summarized in a report prepared by Compensia. Despite these increases, our chief executive and chief financial officers remain at the low end of the market for cash compensation for this peer group. Our compensation committee intends to annually evaluate our named executive officers’ compensation and to incrementally move their compensation closer to the median compensation paid to comparable executives at comparable companies.

Base Salary

Base salaries are used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. Base salaries for each of our named executive officers are initially established based on arm’s-length negotiations between us and the executive. Our compensation committee reviews the base salaries of our named executive officers annually at the beginning of each year. When negotiating or reviewing base salaries, the compensation committee considers market competitiveness based on their experience, the executive’s expected future contribution to our success and the relative base salaries and responsibilities of our other executives.

In January 2010, our named executive officers received base salary increases ranging from 5% to 9% of their 2009 base salaries. The adjustments were made in order to keep our named executive officer’s compensation in line with the compensation from other similarly situated companies, as well as provide an increase in base salary as we transitioned from a privately held company to a publicly-traded company.

Bonuses — 2010 Management Incentive Plan

Our named executive officers participated in our management incentive plan, or the MIP, which provides them with an opportunity to receive two types of bonuses: a formula-based bonus and a discretionary bonus. The formula-based bonus is intended to motivate our executives to achieve specific financial goals that will drive the growth and success of our business. The discretionary bonus is designed to motivate our executive team to achieve goals that contribute to our growth and success but are not necessarily measurable by the financial results of our operations.

Formula-Based Bonuses.  The formula-based bonus is based on the target bonus opportunity for each named executive officer established by our compensation committee at the beginning of the year. Our compensation committee established this target bonus opportunity based on the amount it believes is necessary to provide a competitive overall compensation package in light of each named executive officer’s base salary and to motivate our executives to achieve an aggressive level of growth. The amount of the formula-based bonus, if any, actually paid to our executives for the year is determined using a matrix that takes into account our revenues and earnings before interest, taxes, depreciation, amortization and stock-based compensation, or

Adjusted EBITDA, prior to the payment of any amounts earned under the MIP. The formula-based bonus is based in part on revenues because, given the scalability of our current core business, our compensation committee believes our financial results are driven most significantly by the revenues we generate. Our compensation committee also believes formula-based bonuses should be based in part on Adjusted EBITDA prior to payment of any amounts earned under the MIP because Adjusted EBITDA is a useful measure of our operating performance.

The matrix provides that each executive will receive a percentage of his or her target bonus opportunity, between 0% and 145%, based on our revenues and Adjusted EBITDA prior to payment of the MIP. For our executives to earn their target bonuses for 2010, we were required to generate revenues of approximately $43.9 million and Adjusted EBITDA prior to payment of the MIP of approximately $4.5 million. If we failed to have either revenues of approximately $43.2 million or Adjusted EBITDA prior to payment of the MIP of approximately $3.9 million, our named executive officers would not have received a formula-based bonus for the year. With some exceptions, the percentage of the target bonus earned between the minimum and the maximum varies in five percentage-point increments based on revenues and Adjusted EBITDA for the year relative to increments established for each measure in the matrix. The effect of acquisitions, if any, during the year are excluded for purposes of determining the revenues and Adjusted EBITDA prior to payment of the MIP for the year as applied to the matrix. Our compensation committee established the intervals for the matrix with the intent that achieving 100% of an executive’s target bonus would be a difficult but achievable goal in light of the prior year’s results of operations and anticipated growth for 2011. For 2010, we exceeded the targets for both revenue and Adjusted EBITDA and the formula-based bonus for each named executive officer was as follows:

•	Mr. Black — $116,477

•	Ms. Nelson — $84,221

•	Mr. Frome — $84,221

•	Mr. Gray — $59,274

•	Mr. Novak — $84,221

Discretionary Bonuses.  At the beginning of each year, our compensation committee also establishes a target discretionary bonus opportunity for each named executive officer that it may pay to the executive at the end of the year in our compensation committee’s discretion. Our compensation committee establishes the target bonus opportunity for each executive in an amount the committee believes is appropriate to incentivize our executives to strive to exceed performance expectations and pursue activities that will not necessarily increase the calculations of revenues or Adjusted EBITDA applied to the formula-based bonus matrix. For 2010, the target discretionary bonus opportunity for each named executive officer was as follows:

•	Mr. Black — $32,760

•	Ms. Nelson — $23,690

•	Mr. Frome — $23,690

•	Mr. Gray — $21,170

•	Mr. Novak — $23,690

The amount actually paid to each named executive officer is based on our compensation committee’s subjective evaluation of our named executive officers’ individual achievements during the year. Our compensation committee does not use any predetermined quantitative or qualitative criteria in connection with payment of the discretionary bonus. For 2010, in determining whether to pay a discretionary bonus, our compensation committee, in February 2011, discussed our company’s performance and our executive officers’ performance in the areas of general leadership, pursuit of strategic initiatives and overall performance relative to expectations. Our compensation committee has historically evaluated achievement for our executive team as a group and has granted each named executive officer an award based on a percentage of the target discretionary bonus that is the same for all named executive officers. For 2010, the discretionary bonus for each named executive officer was equal to their target discretionary bonus opportunity.

In addition to the discretionary bonuses awarded under the 2010 management incentive plan, in February 2011 our compensation committee awarded Ms. Nelson a special, one-time bonus of $17,089 in connection with her extraordinary efforts in connection with the completion of our initial public offering in April 2010.

Equity Awards

Historically, we have granted our named executive officers stock options in connection with their initial employment. When determining the size of the award, our compensation committee considers the executive’s position and responsibilities, the equity holdings of our other executives and the anticipated future contribution the executive will make to our success. We believe stock options are an important element of compensation because they provide our executives a potential ownership interest in our company, which helps align executives’ interests with those of other stockholders. We believe stock options further align the interest of our executives and stockholders because the executives profit from stock options only if our stock price increases relative to the option’s exercise price. We believe options also help retain our executives because the awards vest over several years, and vesting depends on the executive’s continued employment with us. Typically, these stock options vest over a period of four years.

In connection with our initial public offering in April 2010, we granted our named executive officers stock options to purchase the shares of our common stock set forth below with a per share exercise price of $12.00, the price to the public of the common stock sold in our initial public offering. The award amounts were determined by reviewing the information provided by Compensia for our peer companies.

We do not have a formal policy for making additional option grants after we hire an executive. Prior to our initial public offering, we had not historically made annual or other periodic option grants to our executives. We anticipate that equity compensation, whether in the form of restricted stock, stock options, restricted stock units, or other stock-based awards, will become a more significant part of our executive compensation. We also expect to grant equity awards regularly to our executives, likely on an annual basis. Our policy is to grant stock options with an exercise price equal to the fair market value of our common stock on the date of grant.

Other Compensation

Perquisites are not a material aspect of our executive compensation program. All of our full-time employees, including our named executive officers, are eligible to participate in our Section 401(k) plan. Pursuant to our Section 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit and to have the amount of this reduction contributed to our Section 401(k) plan. Our Section 401(k) plan provides that we will match eligible employees’ Section 401(k) contributions equal to 25% of the employee’s elective deferrals, up to an amount not to exceed 6% of the employee’s compensation.

We entered into agreements with our named executive officers that provide for payments to them under certain circumstances involving a termination of their employment with us or upon a change in control of our company. The Committee believes these types of agreements are essential in order to attract and retain qualified executives and promote stability and continuity in our senior management team. We believe that the stability and continuity provided by these agreements are in the best interests of our stockholders. In 2002, we also entered into management incentive agreements with each of Archie C. Black and James J. Frome that provide for a bonus to be paid to them upon a sale of our company. A “sale” includes (1) the disposition of all or substantially all of our assets; (2) the sale of at least 70% of our voting stock to a person who was not a stockholder of our company on July 1, 2002 and (3) a merger or consolidation of our company resulting in 70% or more of the voting power of the surviving company following the transaction being held by persons who were not a stockholder of our company on July 1, 2002. The payment to Mr. Black would be equal to 0.114% of the amount of the purchase price, as defined, exceeding $25 million but less than $65 million, subject to a maximum of $45,600. The payment to Mr. Frome would be equal to 0.115% of the amount of the purchase price, as defined, exceeding $25 million but less than $65 million, subject to a maximum of $46,000. These agreements terminate on June 30, 2012. We entered into these agreements in lieu of a cash bonus to each of these individuals to preserve our then-current cash position as we grew our business. These agreements are described in more detail below under “— Potential Payments Upon Termination or Change in Control.”

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed the Compensation Discussion and Analysis with management and has recommended to the Board of Directors the inclusion of the Compensation Discussion and Analysis in the company’s year-end disclosure documents.

Compensation Committee of the Board of Directors of SPS Commerce, Inc.
George H. Spencer, III, chairperson
Martin J. Leestma
Philip E. Soran

Summary Compensation Table

The following table provides information regarding the compensation paid to and earned by our named executive officers in 2010:

					Non-Equity
				Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)	($)(2)	($)

Archie C. Black	2010	300,000	32,760	844,835	116,477	2,814	1,296,886
Chief Executive Officer and President	2009	276,000	29,728	—	100,579	2,827	409,134
Kimberly K. Nelson	2010	225,000	40,779	187,741	84,221	3,109	540,850
Executive Vice President and Chief Financial Officer	2009	215,000	23,625	22,550	79,931	3,110	344,216
James J. Frome	2010	225,000	23,690	394,256	84,221	3,186	730,353
Executive Vice President and Chief Strategy Officer	2009	215,000	24,800	28,431	83,908	3,123	355,262
Michael J. Gray	2010	200,000	21,170	112,645	59,274	3,675	396,764
Executive Vice President of Operations	2009	184,000	15,000	113,790	50,750	—	363,540
David J. Novak, Jr.	2010	225,000	23,690	187,741	84,221	3,109	523,761
Executive Vice President of Business Development	2009	215,000	23,625	—	79,931	1,745	320,301

(1)	Represents the grant date fair value of the stock-based awards granted during the year computed in accordance with FASB ASC 718. For a discussion of the relevant assumptions used to determine the valuation of our option awards for accounting purposes, please refer to Note G to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on March 3, 2011.

(2)	Represents matching contributions under our Section 401(k) plan.

Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based awards to our named executive officers in 2010:

						All
						Other
						Option
						Awards:
			Estimated Future Payouts			Number	Exercise	Grant Date
			Under Non-Equity Incentive			Securities	Price	Fair Value
			Plans			Underlying	of Option	of Option
			Threshold	Target	Maximum	Options	Awards	Awards
Name	Grant Date	Approval Date(1)	($)	($)	($)	(#)(2)	($/Sh)	($)

Archie C. Black	January 12, 2010	—	47,453	119,039	157,865	—	—	—
	April 27, 2010	March 25, 2010	—	—	—	120,150	12.00	844,835
Kimberly K. Nelson	January 12, 2010	—	34,312	86,076	114,150	—	—	—
	April 27, 2010	March 25, 2010	—	—	—	26,700	12.00	187,741
James J. Frome	January 12, 2010	—	34,312	86,076	114,150	—	—	—
	April 27, 2010	March 25, 2010	—	—	—	56,070	12.00	394,256
Michael J. Gray	January 12, 2010	—	24,149	65,077	84,835	—	—	—
	April 27, 2010	March 25, 2010	—	—	—	16,020	12.00	112,645
David J. Novak, Jr.	January 12, 2010	—	34,312	86,076	114,150	—	—	—
	April 27, 2010	March 25, 2010	—	—	—	26,700	12.00	187,741

(1)	Our board of directors and compensation committee approved a grant of stock options identified in the “All Other Option Awards” column in a meeting on March 25, 2010. In accordance with the terms of this approval and the closing of our initial public offering on April 27, 2010, the awards were granted on April 27, 2010.

(2)	The stock options identified in the “All Other Option Awards” column vest as to one-fourth of the shares on April 1, 2011, with the remaining underlying option shares vesting in 36 equal monthly installments on the first day of each month thereafter beginning May 1, 2011.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding equity awards granted to our named executive officers outstanding as of December 31, 2010:

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option
	Options (#)	Options (#)	Exercise
Name	Exercisable	Unexercisable	Price ($/Sh)	Option Expiration Date

Archie C. Black	43,387	—	$0.37	October 5, 2011(1)
	4,032	—	0.37	June 30, 2012(2)
	97,390	—	0.37	November 12, 2013(3)
	43,387	—	0.37	June 30, 2014(4)
	2,651	—	0.37	December 31, 2014(5)
	117,952	—	0.37	March 31, 2016(6)
	—	120,150	12.00	April 26, 2020(7)
Kimberly K. Nelson	90,119	33,375	3.03	November 27, 2017(8)
	—	26,700	12.00	April 26, 2020(7)
James J. Frome	33,375	—	3.03	October 5, 2011(9)
	4,102	—	3.03	June 30, 2012(2)
	119,949	—	0.37	August 17, 2013(10)
	33,375	—	0.37	June 30, 2014(11)
	6,675	—	0.37	March 31, 2016(12)
	—	56,070	12.00	April 26, 2020(7)
Michael J. Gray	38,381	41,719	2.43	March 31, 2019(13)
	—	16,020	12.00	April 26, 2020(7)
David J. Novak, Jr.	102,154	19,469	2.92	June 30, 2017(14)
	—	26,700	12.00	April 26, 2020(7)

(1)	This option vested as to one-fourth of the shares on May 26, 2002, with the remaining shares vesting in 36 equal monthly installments thereafter beginning June 26, 2002 and continuing to and including May 26, 2005.

(2)	This option vested in full on July 25, 2002.

(3)	This option vested as to 30,434 shares on August 18, 2003, with the remaining shares vesting in equal monthly installments of 2,028 shares thereafter beginning September 1, 2003.

(4)	This option vested as to 23,504 shares on July 1, 2004, with the remaining shares vesting in equal monthly installments of 903 shares thereafter beginning August 1, 2004.

(5)	This option vested as to 25,025 shares on December 24, 2005, with the remaining shares vesting in equal monthly installments of 2,275 shares thereafter beginning January 1, 2006 for each additional month of service.

(6)	This option vested as to 29,488 shares on April 1, 2007, with the remaining shares vesting in equal monthly installments of 2,457 shares thereafter beginning May 1, 2007 for each additional month of service.

(7)	This option vests as to one-fourth of the shares on April 1, 2011, with the remaining shares vesting in 36 equal monthly installments on the first day of each month thereafter beginning May 1, 2011.

(8)	This option vested as to one-fourth of the shares on December 1, 2008, with the remaining shares vesting in 36 equal monthly installments on the first day of each month thereafter beginning January 1, 2009 for each additional month of service.

(9)	This option vested as to one-fourth of the shares on May 26, 2002, with the remaining shares vesting in 36 equal monthly installments thereafter beginning June 26, 2002.

(10)	This option vested as to 44,221 shares on August 18, 2003, with the remaining shares vesting in equal installments of 2,948 shares on the first day of each month thereafter beginning September 1, 2003.

(11)	This option vested as to 18,079 shares on July 1, 2004, with the remaining shares vesting in equal monthly installments of 695 shares thereafter beginning August 1, 2004.

(12)	This option vested as to 1,668 shares on April 1, 2007, with the remaining shares vesting in equal monthly installments of 138 shares on the first day of each month thereafter beginning May 1, 2007 for each additional month of service.

(13)	This option vested as to one-fourth of the shares on January 1, 2010, with the remaining shares vesting in 36 equal monthly installments on the first day of each month thereafter beginning February 1, 2010 for each additional month of service.

(14)	This option vested as to 33,375 shares on July 1, 2008, with the remaining shares vesting in 36 equal monthly installments on the first day of each month thereafter beginning August 1, 2008 for each additional month of service.

Option Exercises and Stock Vested

The following table sets forth certain information regarding stock option exercises by our named executive officers during 2010. We have never granted any restricted stock, restricted stock units or similar instruments to our named executive officers.

	Option Awards
	Number of Shares	Value Realized
Name	Acquired on Exercise (#)	on Exercise ($)

Archie C. Black	32,742	$380,626(1)
	2,000	24,970(2)
Kimberly K. Nelson	7,746	67,030(3)
James J. Frome	20,888	242,823(4)
David J. Novak, Jr.	8,985	81,575(5)

(1)	The value realized on Mr. Black’s exercise on April 21, 2010 represents (1) the difference between (a) the market price of our common stock on the exercise date ($12.00, the initial public offering price) and (b) the per share exercise price ($0.375) (2) multiplied by the number of shares acquired on exercise.

(2)	The value realized on Mr. Black’s exercise on May 7, 2010 represents (1) the difference between (a) the closing price of our common stock on the exercise date ($12.86) and (b) the per share exercise price ($0.375) (2) multiplied by the number of shares acquired on exercise.

(3)	The value realized on Ms. Nelson’s exercise on April 21, 2010 represents (1) the difference between (a) the market price of our common stock on the exercise date ($12.00, the initial public offering price) and (b) the per share exercise price ($3.034) (2) multiplied by the number of shares acquired on exercise.

(4)	The value realized on Mr. Frome’s exercise on April 21, 2010 represents (1) the difference between (a) the market price of our common stock on the exercise date ($12.00, the initial public offering price) and (b) the per share exercise price ($0.375) (2) multiplied by the number of shares acquired on exercise.

(5)	The value realized on Mr. Novak’s exercise on April 21, 2010 represents (1) the difference between (a) the market price of our common stock on the exercise date ($12.00, the initial public offering price) and (b) the per share exercise price ($2.921) (2) multiplied by the number of shares acquired on exercise.

Pension Benefits

We do not offer pension benefits to our named executive officers.

Non-Qualified Deferred Compensation

We do not offer non-qualified deferred compensation to our named executive officers.

Employment Agreements

We entered into an employment agreement with Archie C. Black, our Chief Executive Officer. The initial term of the agreement expired on December 31, 2009, but the agreement automatically renews for additional one-year terms unless terminated by us or Mr. Black. This agreement renewed for an additional year on January 1, 2011. Pursuant to the agreement, Mr. Black’s base salary is reviewed annually by our compensation committee and may be maintained or increased, but not decreased, in the compensation committee’s discretion. Mr. Black’s employment agreement requires him not disclose our confidential information or disparage us or our officers or employees at any time during the term of the agreement or thereafter.

We entered into confidentiality and non-competition agreements with our named executive officers other than Mr. Black. These agreements require the executives to not disclose our confidential information at any time. The agreements also require the executives not to compete with us or solicit our employees to engage in other employment during the term of the executive’s employment with us and for one year thereafter. We entered into a confidentiality agreement, but not a non-competition agreement, with Mr. Black.

The employment and confidentiality and non-competition agreements with our named executive officers address various termination of employment scenarios. No severance payments are made to executives who are terminated for cause. The terms of potential payments under these agreements upon a termination of employment are summarized below under “— Potential Payments Upon Termination or Change-in-Control.”

We entered into management incentive agreements with each of Archie C. Black and James J. Frome that provide for a bonus to be paid to them upon a sale of our company. A “sale” includes (1) the disposition of all or substantially all of our assets; (2) the sale of at least 70% of our voting stock to a person who was not a stockholder of our company on July 1, 2002 and (3) a merger or consolidation of our company resulting in 70% or more of the voting power of the surviving company following the transaction being held by persons who were not a stockholder of our company on July 1, 2002. The payment to Mr. Black would be equal to 0.114% of the amount of the purchase price, as defined, exceeding $25 million but less than $65 million, subject to a maximum of $45,600. The payment to Mr. Frome would be equal to 0.115% of the amount of the purchase price, as defined, exceeding $25 million but less than $65 million, subject to a maximum of $46,000. These agreements terminate on June 30, 2012.

Potential Payments Upon Termination or Change-in-Control

Employment Agreements

We have entered into agreements that will require us to provide compensation to our named executive officers in the event of a termination of employment or a change in control of our company. Our employment agreement with Archie C. Black, our Chief Executive Officer, provides that, if we terminate his employment without cause, or if he terminates his employment with us for good reason, we will (1) pay his salary for 12 months in accordance with our regular payroll practices and any unused vacation accrued as of the date of termination and (2) provide health care benefits to him and his family for 12 months after the date of termination on the same terms as they are provided as of termination. “Cause” for termination exists upon (a) conviction of a felony; (b) dishonesty or gross misconduct in the performance of the agreement; or (c) failure by Mr. Black to cure his material breach of the agreement within 30 days of receiving written notice of breach from us. Mr. Black may terminate his employment for “good reason” (a) by providing us with notice of his intent to terminate his employment within 10 days of his annual performance review; (b) our failure to cure our material breach of the agreement within 30 days of receiving written notice of breach from him; or (c) upon a change in control, which includes removal of Mr. Black as our Chief Executive Officer by our board of directors or the occurrence of a transaction that results in the holders of our stock immediately prior to the transaction ceasing to hold the voting power necessary to elect a majority of our board following the transaction. Also, if we terminate Mr. Black’s employment if he suffers a permanent disability, we will maintain for his benefit for 12 months after termination all health benefit plans in which he was entitled to participate immediately prior to termination.

We have entered into agreements with each of our named executive officers other than Mr. Black that provide that, if we terminate the named executive officer’s employment without cause, and provided the termination does not occur upon or within 12 months of a change in control of our company, we will pay the named executive officer six months of his or her then-current base salary over a six-month period in accordance with our normal payroll practices. If we terminate the named executive officer’s employment without cause upon or within 12 months after a change in control, or if the named executive officer terminates his or her employment for good reason upon or within 12 months after a change in control, we will pay the named executive officer 12 months of his or her then-current base salary over a 12-month period in accordance with our normal payroll practices. Payment of these amounts is subject to certain conditions and limitations, including that the named executive officer execute a release of claims against us. A “change in control” and the reasons for which a named executive officer may terminate without “cause” are defined in accordance with our 2001 Stock Option Plan and described below. A named executive officer may terminate his or her employment for “good reason” if there is a material reduction in the officer’s salary at the time of the change in control or a material reduction in responsibilities following the change in control.

Option Agreements

Generally, option agreements executed pursuant to our 2001 Stock Option Plan, provide that, in the event of a change in control of our company, outstanding stock options granted to senior management, including our named executive officers, immediately become exercisable as to 50% of the unvested shares subject to option. Our option agreements with our named executive officers also provide that if the named executive officer’s employment with us is terminated, or the named executive officer’s employment responsibilities or base salary are materially reduced, other than for cause, prior to the first anniversary of the change in control, all remaining unvested shares subject to the option immediately become fully exercisable. A “change in control” includes (1) any person’s acquisition of beneficial ownership of 50% or more of our outstanding common stock; (2) a failure to have a majority of our board of directors be people for whose election our board solicited proxies; (3) approval by our stockholders of a reorganization, merger or consolidation, unless our stockholders immediately prior to the transaction own more than 50% of the voting power of the corporation resulting from the transaction; or (4) approval by our stockholders of the disposition of all or substantially all of our assets. “Cause” for termination exists upon (a) failure by the named executive officer to cure his or her material breach of the terms of a non competition/non solicitation agreement between us and the officer within 30 days of receipt of written notice of breach from us; (b) gross negligence or willful misconduct by the officer; (c) conviction of the officer of a crime involving moral turpitude or any felony; (d) willful violation of instructions from our board of directors or Chief Executive Officer; or (e) fraud, embezzlement, theft or proven dishonesty against us.

Generally, option agreements executed pursuant to our 2010 Equity Incentive Plan provide that in the event of a sale of all or substantially all of our assets or a merger, consolidation, or share exchange involving our company, the surviving or successor entity may continue, assume or replace some or all of the outstanding awards under the 2010 Equity Incentive Plan. Our awards agreements with our executive officers typically provide that if awards granted to the executive officer under the 2010 Equity Incentive Plan are continued, assumed or replaced in connection with such an event and if within one year after the event the executive officer experiences an involuntary termination of service other than for cause, then the executive officer’s outstanding awards will vest in full, will immediately become fully exercisable and will remain exercisable for one year following termination. If awards granted to any participant are not continued, assumed or replaced, the administrator may provide for the surrender of any outstanding award in exchange for payment to the holder of the amount of the consideration that would have been received in the event for the number of shares subject to the award less the aggregate exercise price (if any) of the award. In the event of a change in control (as defined in the 2010 Equity Incentive Plan) that does not involve a merger, consolidation, share exchange, or sale of all or substantially all of our company’s assets, the plan administrator, in its discretion, may provide that any outstanding award will become fully vested and exercisable upon the change in control or upon the involuntary termination of the participant within one year after the change in control or that any outstanding award will be surrendered in exchange for payment to the holder of the amount of the consideration that would have been received in the change in control for the number of shares subject to the award less the aggregate exercise price (if any) of the award.

Management Incentive Agreements

We entered into the management incentive agreements with each of Archie C. Black and James J. Frome described above under “— Employment Agreements” that provide for a bonus to be paid to them upon a sale of our company. The payment to Mr. Black would be equal to 0.114% of the amount of the purchase price, as defined, exceeding $25 million but less than $65 million, subject to a maximum payment of $45,600. The payment to Mr. Frome would be equal to 0.115% of the amount of the purchase price, as defined, exceeding $25 million but less than $65 million, subject to a maximum payment of $46,000.

The following tables list the potential payments and benefits upon termination of employment or change in control of our company for our named executive officers. The tables assume the triggering event for the payments or provision of benefits occurred on December 31, 2010. Amounts in the tables for the vesting of unvested stock options are calculated based on the number of accelerated stock options multiplied by the difference between $15.80, the closing price for a share of our common stock on The NASDAQ Stock Market on December 31, 2010, and the per share exercise price.

Archie C. Black

	Salary, Bonus &	Health	Vesting of Unvested
Triggering Event	Unused Vacation	Benefits(1)	Stock Options

Termination Without Cause or for Good Reason	$328,846	$6,383	—
Permanent Disability	—	$6,383	—
Change in Control Without Related Termination	$45,600	—	—
Change in Control With Related Termination	$45,600	—	$456,570

(1)	The amounts for health benefits were calculated by multiplying our standard monthly rates for family health and dental benefits by 12.

Kimberly K. Nelson

		Vesting of Unvested
Triggering Event	Salary	Stock Options

Termination Without Cause or for Good Reason Unrelated to Change in Control	$112,500	—
Termination Without Cause or for Good Reason Related to Change in Control	$225,000	—
Change in Control Without Related Termination	—	$170,480
Change in Control With Related Termination	—	$442,419

James J. Frome

		Vesting of Unvested
Triggering Event	Salary & Bonus	Stock Options

Termination Without Cause or for Good Reason	$112,500	—
Termination Without Cause or for Good Reason Related to Change in Control	$225,000	—
Change in Control Without Related Termination	$46,000	—
Change in Control With Related Termination	$46,000	$212,800

Michael J. Gray

		Vesting of Unvested
Triggering Event	Salary	Stock Options

Termination Without Cause or for Good Reason	$100,000	—
Termination Without Cause or for Good Reason Related to Change in Control	$200,000	—
Change in Control Without Related Termination	—	$278,898
Change in Control With Related Termination	—	$618,659

David J. Novak, Jr.

		Vesting of Unvested
Triggering Event	Salary	Stock Options

Termination Without Cause or for Good Reason	$112,500	—
Termination Without Cause or for Good Reason Related to Change in Control	$225,000	—
Change in Control Without Related Termination	—	$125,387
Change in Control With Related Termination	—	$352,221

Outstanding Equity Awards

The following table summarizes, as of December 31, 2010, the number of shares of our common stock to be issued upon exercise of outstanding options granted under our equity plans as of December 31, 2010. The table also includes the weighted-average exercise price of options and the number of shares remaining available for future issuance under the plans for all awards.

Number of Shares
	Number of Shares		Remaining Available
	to be Issued upon	Weighted-Average	for Future Issuance
	Exercise of	Exercise Price of	Under Equity
	Outstanding	Outstanding	Compensation Plans
	Options, Warrants	Options, Warrants	(Excluding Shares
Plan Category	and Rights	and Rights	in First Column)

Equity compensation plans approved by stockholders(1)(2)	1,549,344	$4.59	358,351
Equity compensation plans not approved by stockholders	None	N/A	None

(1)	Includes the 2001 Stock Option Plan and the 2010 Equity Incentive Plan.

(2)	The 2010 Equity Incentive Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance of the 2010 Equity Incentive Plan shall be increased on the January 1 of each year beginning in 2011 and ending on January 1, 2020 in an amount equal to the lesser of 6% of the total number of our shares outstanding as of December 31 of the immediately preceding calendar year or a number of shares determined by our board of directors; provided, however, no more than 1,201,500 shares of our common stock may be issued upon the exercise of incentive stock options.

SECURITY OWNERSHIP

Beneficial Ownership of Directors, Nominees, Executive Officers and Beneficial Owners of More than Five Percent of Our Common Stock

The following table shows how many shares of our common stock were beneficially owned as of March 21, 2011 by each of the persons known by us to be beneficial owners of more than 5% of our common stock, directors, director nominees and executive officers named in the Summary Compensation Table contained in this proxy statement, and by all of our directors and executive officers as a group. Except as otherwise noted below, persons have sole voting and investment power and the address for each director or officer listed in the table is c/o SPS Commerce, Inc., 333 South Seventh Street, Suite 1000, Minneapolis, Minnesota 55402.

	Amount and Nature of		Percentage of
Name of Beneficial Owner	Beneficial Ownership		Outstanding Shares

Executive Officers and Directors:
Archie C. Black	403,270	(1)	3.3%
Daniel R. Fishback	—		—
James J. Frome	211,494	(2)	1.7%
Michael J. Gray	50,370	(3)	*
Michael B. Gorman	1,314,691	(4)	11.1%
Martin J. Leestma	25,365	(5)	*
Kimberly K. Nelson	110,700	(6)	*
David J. Novak, Jr.	122,739	(7)	1.0%
Philip E. Soran	4,450	(8)	*
George H. Spencer, III	1,209,667	(9)	10.2%
Sven A. Wehrwein	15,780	(10)	*
All directors, director nominees, and executive officers as a group (11 persons)	3,468,886		29.0%
Other beneficial owners:
BVCF IV, LP	1,204,327	(11)	10.1%
Columbia Wanger Asset Management, LLC	1,505,909	(12)	12.8%
Funds affiliated with Split Rock Partners	1,314,691	(4)	11.1%
T. Rowe Price Associates, Inc.	666,300	(13)	5.6%
Wall Street Associates, LLC	626,400	(14)	5.3%

*	Less than one percent

(1)	Includes 64,033 shares owned by the Archie C. and Jane McDonald Black Charitable Trust (the “Charitable Trust”) for which Mr. Black serves as a co-trustee, 400 shares owned by Mr. Black’s sons and 338,837 shares subject to options that are exercisable within 60 days of the date of the table. Mr. Black may be deemed to have shared voting and investment power over the shares held by the Charitable Trust and his sons, but disclaims beneficial ownership of such shares. Mr. Black has served as our Chief Executive Officer and President and a member of our board of directors since 2001.

(2)	Includes 211,494 shares subject to options that are exercisable within 60 days of the date of the table. Mr. Frome has served as our Executive Vice President and Chief Strategy Officer since 2001.

(3)	Includes 50,370 shares subject to options that are exercisable within 60 days of the date of the table. Mr. Gray has served as our Executive Vice President of Operations since November 2008.

(4)	Includes 56,569 shares held by SPVC IV, LLC, 92,247 shares held by SPVC V, LLC, 1,157,825 shares held by SPVC VI, LLC and 2,710 shares held by SPVC Affiliates Fund I, LLC. Mr. Gorman is a member of our board of directors. Mr. Gorman, a managing director of Split Rock Partners, LLC, is the record owner of an option to purchase 16,020 shares of Common Stock of the Issuer, of which 5,340 shares are exercisable within 60 days of the date of the table. Pursuant to a letter agreement with SPVC VI, LLC, Mr. Gorman holds the option for the sole benefit of SPVC VI, LLC. Split Rock Partners, LLC, together with Vesbridge Partners, LLC, is the manager of SPVC IV, LLC, SPVC V, LLC, SPVC VI, LLC and SPVC Affiliates Fund I, LLC, however voting and investment power are delegated solely to Split Rock Partners, LLC. Michael Gorman, James Simons and David Stassen, as managing directors of Split Rock Partners, LLC, share voting and investment power with respect to the shares. Voting and investment power over shares held by each of the named funds above may be deemed to be shared with each of the managing directors and Split Rock Partners, LLC due to the affiliate relationships described above. Each of the managing directors and Split Rock Partners, LLC disclaims any beneficial ownership of the shares, except to the extent of any pecuniary interest therein. The address for each of these SPVC funds is 10400 Viking Drive, Suite 550, Minneapolis, MN 55344.

(5)	Includes 25,365 shares subject to options that are exercisable within 60 days of the date of the table.

(6)	Includes 110,700 shares subject to options that are exercisable within 60 days of the date of the table. Ms. Nelson has served as our Executive Vice President and Chief Financial Officer since 2007.

(7)	Includes 122,739 shares subject to options that are exercisable within 60 days of the date of the table. Mr. Novak has served as our Executive Vice President of Business Development since 2007.

(8)	Includes 4,450 shares subject to options that are exercisable within 60 days of the date of the table.

(9)	Includes 5,340 shares subject to options that are exercisable within 60 days of the date of the table and 1,204,327 shares held by BVCF IV, LP. Adams Street Partners, LLC is the sole general partner of BVCF IV, LP. Mr. Spencer is a senior consultant of Adams Street Partners, LLC. Adams Street Partners, LLC, the general partner of BVCF IV, L.P. and Thomas D. Berman, David Brett, Jeffrey T. Diehl, Elisha P. Gould, Michael S. Lynn, Robin Murray, Craig D. Waslin, and David S. Welsh, each of whom is a partner of Adams Street Partners, LLC, may be deemed to have shared voting and investment power over the shares. Adams Street Partners, LLC and Thomas D. Berman, David Brett, Jeffrey T. Diehl, Elisha P. Gould, Michael S. Lynn, Robin Murray, Craig D. Waslin, and David S. Welsh disclaim beneficial ownership of the shares except to the extent of their pecuniary interest therein. Mr. Spencer disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. The address for Adams Street Partners, LLC and BVCF IV, L.P. is One North Wacker Drive, Suite 2200, Chicago, Illinois, 60606.

(10)	Includes 15,780 shares subject to options that are exercisable within 60 days of the date of the table.

(11)	Includes 1,204,327 shares held by BVCF IV, LP. Adams Street Partners, LLC is the sole general partner of BVCF IV, LP. Mr. Spencer is a senior consultant of Adams Street Partners, LLC. Adams Street Partners, LLC, the general partner of BVCF IV, L.P. and Thomas D. Berman, David Brett, Jeffrey T. Diehl, Elisha P. Gould, Michael S. Lynn, Robin Murray, Craig D. Waslin, and David S. Welsh, each of whom is a partner of Adams Street Partners, LLC, may be deemed to have shared voting and investment power over the shares. Adams Street Partners, LLC and Thomas D. Berman, David Brett, Jeffrey T. Diehl, Elisha P. Gould, Michael S. Lynn, Robin Murray, Craig D. Waslin, and David S. Welsh disclaim beneficial ownership of the shares except to the extent of their pecuniary interest therein. Mr. Spencer disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. The address for

Adams Street Partners, LLC and BVCF IV, L.P. is One North Wacker Drive, Suite 2200, Chicago, Illinois, 60606.

(12)	The number of shares indicated is based on information reported to the SEC in a Schedule 13G filed by Columbia Wanger Asset Management, LLC on January 7, 2011, and reflects beneficial ownership as of December 31, 2010. Columbia Wanger Asset Management, LLC has sole voting power as to 1,388,909 shares and sole dispositive power as to 1,505,909 shares. The address for Columbia Wanger Asset Management, LLC is 227 West Monroe Street, Suite 3000, Chicago, IL 60606.

(13)	The number of shares indicated is based on information reported to the SEC in a Schedule 13G filed by T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. on February 14, 2011, and reflects beneficial ownership as of December 31, 2010. T. Rowe Price Associates, Inc. has sole voting power as to 66,300 shares and sole dispositive power as to 666,300 shares. T. Rowe Price New Horizons Fund, Inc. has sole voting power as to 600,000 shares and sole dispositive power as to no shares. T. Rowe Price Associates, Inc. is a registered investment adviser. T. Rowe Price Associates, Inc. does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients which T. Rowe Price Associates, Inc. serves as investment adviser. Any and all discretionary authority which has been delegated to T. Rowe Price Associates, Inc. may be revoked in whole or in part at any time. Not more than 5% of the class of such securities is owned by any one client subject to the investment advice of T. Rowe Price Associates, Inc. With respect to securities owned by any one of the registered investment companies sponsored by T. Rowe Price Associates, Inc. which it also serves as investment adviser (“T. Rowe Price Funds”), only State Street Bank and Trust Company, as custodian for each of such Funds, has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. No other person is known to have such right, except that the shareholders of each such Fund participate proportionately in any dividends and distributions so paid. The address for T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(14)	The number of shares indicated is based on information reported to the SEC in a Schedule 13G filed by Wall Street Associates, LLC on February 14, 2011, and reflects beneficial ownership as of December 31, 2010. Wall Street Associates, LLC has sole voting power as to 220,800 shares and sole dispositive power as to 626,400 shares. The address for Wall Street Associates, LLC is 1200 Prospect Street Suite 100, La Jolla, CA 92037.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors to file initial reports of ownership of our securities and reports of changes in ownership with the Securities and Exchange Commission. Based on our knowledge and on written representations from our executive officers and directors, we believe that all Section 16(a) filing and disclosure requirements applicable to our executive officers and directors for 2010 have been satisfied.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee are or has at any time during the last completed fiscal year been an officer or employee of ours. None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee during the last completed fiscal year.

Transactions with Related Persons

We describe below transactions and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers, holders of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Registration Rights

As of March 21, 2011, certain holders of our common stock will have these registration rights, which include 1,314,691 and 1,204,327 shares owned by entities affiliated with Michael B. Gorman and George H. Spencer, III, respectively.

Demand Registration Rights

We are obligated to effect up to four registrations as requested by the holders of our common stock having registration rights, including two that may be on Form S-1. A request for registration must cover at least 20% in the aggregate of the then outstanding shares, on a fully diluted basis, entitled to registration rights. We may delay the filing of a registration statement in connection with a demand registration for a period of up to 120 calendar days upon the advice of the investment banker(s) and manager(s) that will administer the offering.

Piggyback Registration Rights

In the event that we propose to register any of our securities under the Securities Act (except for the registration of securities to be offered pursuant to an employee benefit plan on Form S-8 or pursuant to a registration made on Form S-4 or any successor forms then in effect), we will include in these registrations all securities with respect to which we have received written requests for inclusion under our registration rights agreement, but subject to certain limitations.

We will not make any public sale or distribution of any of our securities during the seven days prior to and the 90 days after the effective date of any underwritten demand registration or any underwritten piggyback registration unless the managing underwriters agree otherwise. We will not register any of our securities until at least three months has elapsed from the effective date of the previous registration (except for the registration of securities to be issued in connection with employee benefit plans, to permit exercise or conversions of previously issued options, warrants, or other convertible securities or in connection with a demand registration). We will pay substantially all of the registration expenses of the holders of the shares registered pursuant to the demand and piggyback registrations described above.

Director Indemnification Agreements

We entered into indemnification agreements with each of our directors that provide, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.

Policy for Approval of Related Person Transactions

The board of directors has adopted a written statement of policy regarding transactions with related persons, which we refer to as our related person policy. Our related person policy requires that any executive officer requesting to enter into a transaction with a “related person” generally must promptly disclose to our audit committee the related person transaction and all material facts with respect thereto. In reviewing a transaction, our audit committee will consider all relevant facts and circumstances, including (1) the commercial reasonableness of the terms, (2) the benefit and perceived benefits, or lack thereof, to us, (3) opportunity costs of alternate transactions and (4) the materiality and character of the related person’s interest, and the actual or apparent conflict of interest of the related person. Our audit committee will not approve or ratify a related person transaction unless it determines that, upon consideration of all relevant information, the transaction is beneficial to our company and stockholders and the terms of the transaction are fair to our company. No related person transaction will be consummated without the approval or ratification of our audit committee. It is our policy that directors interested in a related person transaction will recuse themselves from any vote relating to a related person transaction in which they have an interest. Under our related person policy, a “related person” includes any of our directors, director nominees, executive officers, any beneficial owner of more than 5% of our common stock and any immediate family member of any of the foregoing. Related person transactions exempt from our policy include transactions available to all of our employees and stockholders on the same terms and transactions between us and the related person that, when aggregated with the amount of all other transactions between us and the related person or its affiliates, involve less than $120,000 in a fiscal year. We adopted our related person policy in connection with our initial public offering and did not have a formal review and approval policy for related person transactions at the time of any transaction described in this “Certain Relationships and Related Transactions” section.

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO OUR INDEPENDENT AUDITOR

Audit Committee Report

The primary function of our audit committee is oversight of our financial reporting process, publicly filed financial reports, internal accounting and financial controls, and the independent audit of the consolidated financial statements. The consolidated financial statements of SPS Commerce, Inc. for the year ended December 31, 2010 were audited by Grant Thornton LLP, independent auditor for the company.

As part of its activities, the audit committee has:

1. Reviewed and discussed with management and the independent auditor the company’s audited financial statements;

2. Discussed with the independent auditor the matters required to be communicated under Statement on Auditing Standards No. 61 (Communications with Audit Committees); and

3. Received the written disclosures and letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

Management is responsible for the company’s system of internal controls and financial reporting process. Grant Thornton LLP is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and for issuing a report thereon. Our committee’s responsibility is to monitor and oversee these processes. Based on the foregoing review and discussions and a review of the report of Grant Thornton LLP with respect to the consolidated financial statements, and relying thereon, we have recommended to the board of directors of SPS Commerce, Inc. the inclusion of the audited consolidated financial statements in SPS Commerce, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors of SPS Commerce, Inc.
Sven A. Wehrwein, Chairperson
Martin J. Leestma
George H. Spencer, III

Auditor Fees

Grant Thornton LLP served as our independent auditor for 2010 and 2009. The following table presents fees for professional audit services for the audit of our annual consolidated financial statements for 2010 and

2009, as well as fees for the review of our interim consolidated financial statements for each quarter in 2010 and 2009 and for all other services performed for 2010 and 2009 by Grant Thornton LLP.

	2010	2009

Audit Fees(1)	$491,595	$378,978
Audit-Related Fees(2)	10,350	10,402
Tax Fees(3)	77,480	12,063
All Other Fees	—	—

Total	$579,425	$401,443

(1)	Audit Fees consist of fees for the audit of our annual financial statements, the review of our interim financial statements, the review of financial information included in our filings with the SEC (including our initial public offering in April 2010 and our secondary public offering in December 2010) and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees for the audit of our 401(k) retirement savings plan.

(3)	Tax Fees consist of the aggregate fees billed in 2010 and 2009 for professional services rendered for tax compliance, tax advice and tax planning. Such fees primarily related to federal and state tax compliance, planning and consulting.

Auditor Services Pre-Approval Policy

The audit committee has adopted an auditor services pre-approval policy applicable to services performed for us by our independent auditor. In accordance with this policy, the audit committee’s practice is to approve annually all audit, audit-related and tax and other services to be provided by the independent auditor during the year. If a service to be provided is not pre-approved as part of the annual process or if it may exceed pre-approved fee levels, the service must receive a specific and separate pre-approval by the audit committee, which may delegate authority to grant such pre-approvals during the year to one or more independent members of the audit committee. Any pre-approvals granted pursuant to delegated authority must be reported to the audit committee at its next regular meeting.

Our audit committee has determined that the provision of the non-audit services described in the table above was compatible with maintaining the independence of our independent auditor. The audit committee reviews each non-audit service to be provided and assesses the impact of the service on the auditor’s independence.

ITEM 2 —	APPROVAL OF THE MATERIAL TERMS OF THE 2010 EQUITY INCENTIVE PLAN FOR PURPOSES OF CODE SECTION 162(m)

Introduction

At our annual meeting, our stockholders will be asked to approve the material terms of the SPS Commerce, Inc. 2010 Equity Incentive Plan (the “2010 Plan”). The purpose of asking stockholders to approve the material terms of the 2010 Plan is to enable certain incentive awards granted under the 2010 Plan to qualify as tax-deductible performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”). Stockholders are not being asked to approve an increase in the number of shares available under the 2010 Plan, an extension of the term of the 2010 Plan or any other amendment to the 2010 Plan, or to approve the 2010 Plan itself.

Code Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid by a publicly held company to its chief executive officer or to the three other most highly compensated executive officers (other than the chief financial officer) as determined under SEC rules. However, compensation that is deemed to be “performance-based compensation” under Section 162(m) is generally excluded from this limit. To qualify as “performance-based compensation,” Section 162(m) requires, among other conditions, that the material terms of the 2010 Plan be disclosed to and approved by the stockholders of a publicly held company.

Internal Revenue Service regulations provide that the Section 162(m) limitation on deductibility will not, for a limited period of time after a company’s initial public offering, apply to compensation paid pursuant to a compensation plan that existed prior to the company’s initial public offering. Because the 2010 Plan was approved by our board of directors and stockholders prior to our initial public offering in April 2010, this exemption from the Section 162(m) deductibility limit would effectively be available to compensation awarded or paid under the 2010 Plan until the earlier of (i) our annual meeting of stockholders in 2014 or (ii) the date the 2010 Plan is materially modified.

Although our board of directors has no current plans to modify the 2010 Plan, it has decided to seek the approval of our stockholders for the material terms of the 2010 Plan for Section 162(m) purposes at the 2011 annual meeting, our first annual meeting as a publicly held company, rather than waiting to seek such approval until the exemption from the Section 162(m) deductibility limit is about to expire. Assuming such approval is obtained, continued compliance with Section 162(m) will generally require stockholder re-approval of the material terms of the 2010 Plan every five years, or in connection with any material modification of the 2010 Plan.

For purposes of Section 162(m), the material terms of a performance-based compensation plan include (i) the employees eligible to receive compensation under the 2010 Plan, (ii) a description of the business criteria on which the performance goals under the 2010 Plan are based and (iii) the maximum award that can be paid to an employee under the 2010 Plan as performance-based compensation. Each of these aspects of the 2010 Plan is discussed in the summary of the 2010 Plan below, and stockholder approval of this proposal will be deemed to constitute approval of each of these aspects of the 2010 Plan for purposes of the stockholder approval requirements of Code Section 162(m).

Summary of 2010 Equity Incentive Plan

This summary description of the material terms of the 2010 Plan is qualified in its entirety by the full text of the 2010 Plan, which can be found as Exhibit 10.6 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 filed with the SEC on March 5, 2010, and such exhibit is incorporated herein by reference.

Share Reserve.  The number of shares initially available for issuance under the 2010 Plan is 1,528,011. The share reserve under our 2010 Plan will increase on January 1 of each year beginning in 2011 and ending on January 1, 2020 in an amount equal to the lesser of 6% of the total number of our shares outstanding as of December 31 of the immediately preceding calendar year or a number of shares determined by our board of directors. Shares subject to awards under the 2010 Plan, or our predecessor 2001 Stock Option Plan and 1999 Equity Incentive Plan, that expire unexercised, are forfeited, are settled in cash or are surrendered pursuant to an exchange program will again become available for grant under the 2010 Plan. If payment of the exercise price of, or withholding taxes in connection with, any award under the 2010 Plan or either of the predecessor plans is made by the tendering or withholding of shares, the shares tendered or withheld also will again become available for grant under the 2010 Plan.

Administration of the 2010 Plan.  The compensation committee of our board of directors administers the 2010 Plan except that our board of directors administers the 2010 Plan with respect to awards made to non-employee directors. Administration of the 2010 Plan generally involves the authority to, among other things, interpret the plan and determine who is granted awards, the types of awards to be granted and the terms and conditions of the awards. Subject to certain limitations, the compensation committee may delegate its authority under the 2010 Plan to one or more of our executive officers or non-employee directors with respect to awards made to individuals who are neither non-employee directors nor executive officers of our company.

Eligibility to Receive Awards.  Awards under the 2010 Plan may be granted to our employees, non-employee directors and certain consultants and advisors who provide services to us, except that incentive stock options may be granted only to our employees. The approximate number of persons eligible to participate in the 2010 Plan as of December 31, 2011 is 54.

Types of Awards.  The 2010 Plan allows us to grant stock options, stock appreciation rights (“SARs”), restricted stock, stock units and other stock-based awards. Awards under the 2010 Plan will have a maximum term of ten years from the date of grant. The compensation committee may provide that the vesting or payment of any award will be subject to the attainment of certain performance objectives established by the compensation committee, in addition to completion by the plan participant of a specified period of service. The compensation committee may amend the terms of any award previously granted, but no amendment may materially impair the rights of any participant with respect to an outstanding award without the participant’s consent, unless such amendment is necessary to comply with applicable laws or stock exchange or accounting rules.

•	Stock Options. Stock options granted under the 2010 Plan may be either incentive or nonqualified stock options. The exercise price of options may not be less than the fair market value of our common stock on the date of grant. The closing sale price of a share of our common stock on the Nasdaq Global Market on March 21, 2010 was $14.48 per share. The exercise price must be paid in full at the time of exercise and may be paid in cash or such other manner as permitted by the compensation committee, including by withholding shares issuable upon exercise or by delivery of shares already owned by a participant. The maximum number of shares that may be issued upon the exercise of incentive stock options under the 2010 Plan is 1,201,500.

•	Stock Appreciation Rights. SARs provide for payment to the participant of all or a portion of the excess of the fair market value of a specified number of shares of our common stock on the date of exercise over a specified exercise price, which may not be less than the fair market value of our common stock on the date of grant. Payment may be made in cash or shares of our common stock or a combination of both, as determined by the compensation committee.

•	Restricted Stock. Restricted stock awards are awards of shares of our common stock that are subject to vesting conditions, and the corresponding lapse or waiver of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the compensation committee may determine.

•	Stock Units. Stock units provide a participant with the right to receive, in cash or shares of our common stock or a combination of both, the fair market value of a specified number of shares of our common stock, and will be subject to such vesting and forfeiture conditions and other restrictions as the compensation committee determines.

•	Other Stock-Based Awards. The compensation committee may grant other awards under the 2010 Plan that are valued by reference to and/or payable in whole or in part in shares of our common stock.

Performance-Based Compensation.  For purposes of any 2010 Plan awards (other than stock options and SARs) that are intended to qualify as performance-based compensation for Section 162(m) purposes, the lapsing of restrictions, vesting and payment of such awards, as applicable, will be subject to the achievement of one or more performance goals over a specified performance period, all as determined by the compensation committee. The vesting and exercisability of stock options and SARs need not be made subject to the achievement of one or more performance goals in order to be considered performance-based compensation for purposes of Code Section 162(m). The performance measures upon which such performance goals may be based shall be limited to one or a combination of two or more of the following business criteria: revenues; gross profit; income from operations; net income; earnings before income taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes, depreciation, amortization and share-based compensation expense; net income per share (basic or diluted); profitability as measured by return ratios (including, but not limited to, return on assets, return on equity, return on investment and return on revenues or gross profit) or by the degree to which any of the foregoing earnings measures exceed a percentage of revenues or gross profit; cash flow; market share; margins (including, but not limited to, one or more of gross, operating and net earnings margins); stock price; total stockholder return;

asset quality; non-performing assets; revenue growth; cash flow per share; operating assets; balance of cash, cash equivalents and marketable securities; improvement in or attainment of expense levels or cost savings; economic value added; improvement in or attainment of working capital levels; employee retention; customer satisfaction; and implementation or completion of critical projects.

Any performance goal utilized may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures, and may relate to one or any combination of corporate, group, unit, division, subsidiary or individual performance. The compensation committee will specify the manner of calculating the performance goals it establishes for any performance period. The compensation committee will select the applicable performance measures and establish the corresponding performance goals for any performance period, and certify any amount payable in connection with an award intended to qualify as performance-based compensation, within the time periods prescribed by and consistent with the other requirements of Code Section 162(m). The compensation committee may adjust downward, but not upward, any amount determined to be otherwise payable in connection with such an award.

Maximum Award Amounts.  The aggregate number of shares that may be subject to stock options and/or SARs granted during any calendar year to any one participant under the 2010 Plan shall not exceed 400,500 shares. With respect to 2010 Plan awards other than stock options and SARs that are intended to qualify as performance-based compensation for Section 162(m) purposes, the maximum number of shares that may be the subject of all such awards granted to any participant during any calendar year shall not exceed 400,500 shares.

Substitute Awards.  Awards may be granted under the 2010 Plan in substitution for awards granted by another entity acquired by our company or with which our company combines. The terms and conditions of these substitute awards will be comparable to the terms of the awards replaced, and may therefore differ from the terms and conditions otherwise set forth in the 2010 Plan. Shares subject to substitute awards will not count against the 2010 Plan share reserve.

Repricing of Awards.  The compensation committee may reduce the exercise price of stock options or SARs granted under the 2010 Plan or institute an exchange program under which outstanding stock options or SARs are surrendered or canceled in exchange for new stock options or SARs (with higher or lower exercise prices or different terms), awards of a different type or cash.

Transferability of Awards.  Awards granted under the 2010 Plan generally are not transferable except by will, beneficiary designation or the laws of descent and distribution. The compensation committee may, however, permit the transfer of awards other than incentive stock options pursuant to a qualified domestic relations order or by way of gift to a family member.

Termination of Service.  Unless otherwise provided in an award agreement or in connection with a change in control of our company, upon termination of a participant’s service with us, all unvested and unexercisable portions of the participant’s outstanding awards will immediately be forfeited. If a participant’s service with us terminates other than for cause, death or disability, the vested and exercisable portions of the participant’s outstanding stock options and SARs generally will remain exercisable for three months after termination. If a participant’s service terminates due to death or disability, the vested and exercisable portions of the participant’s outstanding stock options and SARs generally will remain exercisable for one year after termination. Upon termination for cause, all unexercised stock options and SARs will be forfeited.

Change in Control.  Unless otherwise provided in an award agreement, in the event of a sale of all or substantially all of our assets or a merger, consolidation, or share exchange involving our company (any such event referred to as a “corporate transaction”), the surviving or successor entity may continue, assume or replace some or all of the outstanding awards under the 2010 Plan. Award agreements with our executive officers will typically provide that if an award is continued, assumed or replaced in connection with a corporate transaction and if within one year after the transaction the executive officer’s employment is involuntarily terminated other than for cause, the award will immediately vest in full or become fully exercisable and remain exercisable for one year following termination. If awards granted to any participant are not continued, assumed or replaced in connection with a corporate transaction, the compensation committee may accelerate the vesting and exercisability of any award or require the surrender of any outstanding award in exchange for payment to the participant of the intrinsic value of the award. If a change in control occurs that does not involve a corporate transaction, the compensation committee may accelerate the vesting and exercisability of an outstanding award either at the time of the change in control or upon the involuntary termination of the participant within one year after the change in control, or require the surrender of an outstanding award in exchange for payment to the participant of the intrinsic value of the award.

Adjustment of Awards.  In the event of an equity restructuring, such as a stock dividend or stock split, that affects the per share value of our common stock, the compensation committee will make appropriate adjustment to: (1) the number and kind of securities reserved for issuance under the 2010 Plan, (2) the number and kind of securities subject to outstanding awards under the 2010 Plan, (3) the exercise price of outstanding options and SARs, and (4) any maximum limitations prescribed by the 2010 Plan as to grants of certain types of awards. The compensation committee may also make similar adjustments in the event of any other change in our company’s capitalization, including a merger, consolidation, reorganization or liquidation.

Amendment and Termination.  The 2010 Plan will remain in effect until terminated by our board of directors, but incentive stock options may not be granted more than ten years after the effective date of the 2010 Plan. Our board of directors may amend the 2010 Plan at any time, but no amendment may materially impair the rights of any participant with respect to outstanding awards without the participant’s consent. Stockholder approval of any amendment of the 2010 Plan will be obtained if required by applicable law or the rules of the Nasdaq Stock Market. Awards that are outstanding on the plan’s termination date will remain in effect in accordance with the terms of the plan and the applicable award agreements.

Plan Benefits

No awards under the 2010 Plan have been made subject to stockholder approval of this proposal, which affects whether certain incentive awards granted in the future under the 2010 Plan to certain of our named executive officers may qualify as tax-deductible performance-based compensation under Code Section 162(m). The benefits to any participant from future equity-based awards under the 2010 Plan will not be affected by reason of the approval of this proposal. The size and type of awards that may be granted under the 2010 Plan in the future are not determinable, as the compensation committee or board of directors will make these determinations in its discretion in accordance with the terms of the 2010 Plan. For an understanding of the size and type of these awards made to our named executive officers during 2010, see the Grants of Plan-Based Awards Table on page 16 and the related notes.

Board of Directors Recommendation

The board of directors recommends that you vote FOR the approval of the material terms of the 2010 Equity Incentive Plan for purposes of Code Section 162(m). Proxies will be voted FOR approval of this proposal unless otherwise specified.

If our stockholders do not approve this proposal, the 2010 Plan will remain in existence and equity-based compensation awards may continue to be made in accordance with its terms. Our Company will be able to avail itself of the exemption from the Section 162(m) deductibility limit for a limited period of time as described above, but would again be required to seek stockholder approval of the material terms of the 2010 Plan prior to the expiration of that exemptive period in order to preserve the deductibility of performance-based compensation under Section 162(m).

ITEM 3 — RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

The audit committee of our board of directors has selected Grant Thornton LLP to serve as our independent auditor for the year ending December 31, 2011. While it is not required to do so, our board of directors is submitting the selection of Grant Thornton LLP for ratification in order to ascertain the views of our stockholders with respect to the choice of audit firm. If the selection is not ratified, the audit committee will reconsider its selection. Representatives of Grant Thornton LLP are expected to be present at the annual meeting, will be available to answer stockholder questions and will have the opportunity to make a statement if they desire to do so.

The board of directors recommends that you vote FOR ratification of the selection of Grant Thornton LLP as the independent auditor of SPS Commerce, Inc. and our subsidiary for the year ending December 31, 2011. Proxies will be voted FOR ratification of this selection unless otherwise specified.

STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

In order for a stockholder proposal, including a director nomination, to be considered for inclusion in our proxy statement for the 2012 annual meeting of stockholders, the written proposal must be received at our principal executive offices on or before November 30, 2011. The proposal should be addressed to SPS Commerce, Inc., Attention: Chief Financial Officer, 333 South Seventh Street, Suite 1000, Minneapolis, Minnesota 55402. The proposal must comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

In accordance with our bylaws, in order to be properly brought before the 2012 annual meeting, a stockholder’s notice of the matter the stockholder wishes to present must be delivered to our principal executive offices in Minneapolis, Minnesota, at the address identified in the preceding paragraph, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s annual meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our bylaws (and not pursuant to Rule 14a-8 of the Securities and Exchange Commission) must be received no earlier than January 18, 2012, and no later than February 17, 2012.

OTHER MATTERS

We do not know of any other matters that may be presented for consideration at the annual meeting. If any other business does properly come before the meeting, the persons named as proxies above will vote as they deem in the best interests of SPS Commerce, Inc.

Archie C. Black
President and Chief Executive Officer

Dated: March 29, 2011

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Monday, May 16, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. SPS COMMERCE,INC. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS 333 SOUTH SEVENTH STREET If you would like to reduce the costs incurred by our company in mailing proxy SUITE 1000 materials, you can consent to receiving all future proxy statements, proxy cards Minneapolis, MN 55402 and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Monday, May 16, 2011. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All AllExcept individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote nominee(s) on the line below. FOR the following: 0 0 0 1. Election of Directors Nominees 01 Michael B. Gorman 02 Philip E. Soran The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 Approve the material terms of the SPS Commerce, Inc. 2010 Equity Incentive Plan. 0 0 0 3 Ratify the appointment of Grant Thornton LLP for fiscal 2011. 0 0 0 NOTE: Such other business as may properly come before the meeting or any adjournment thereof. R1.0.0.11699 For address change/comments, mark here. 0 (see reverse for instructions) 00000907081 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . SPS COMMERCE, INC. Annual Meeting of Stockholders May 17, 2011 8:30 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Archie C. Black and Kimberly K. Nelson, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SPS Commerce, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 08:30 AM, CST on May 17, 2011 at FAEGRE & BENSON LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, MN 55402, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. R1.0.0.11699 Address change/comments: 00000907082 (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side